                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between Elitra Pharmaceuticals, a California corporation (the "Company"), and Alana B. Wheeler ("Executive"), effective as of the last day either party executes this Agreement ("Effective Date"). The Company and Executive are hereinafter collectively referred to as the "Parties," and may individually be referred to as a "Party."

                                    RECITALS

         A. The Company desires assurance of the association and services of Executive in order to retain Executive's experience, skills, abilities, background and knowledge, and is willing to engage Executive's services on the terms and conditions set forth in this Agreement.

         B. Executive desires to be in the employ of the Company and is willing to accept such an employment on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         In consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.       EMPLOYMENT.

         1.1 The Company hereby agrees to employ Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

         1.2 Executive shall have the title of Chief Financial Officer of the Company and shall serve in such other capacity or capacities as the Chief Executive Officer ("CEO") or the Board of Directors of the Company may from time to time prescribe. Executive shall report to the Company's CEO.

         1.3 Executive shall have the normal responsibilities, duties and authorities associated with the position of Chief Financial Officer, including, but not limited to, planning, directing and implementing the Company's financial efforts. Executive shall participate as a member of the management team in the formulation of the Company's annual plan and strategic objectives; provided, however, that at all times during her employment Executive shall be subject to the direction and policies from time to time established by the Board.

         1.4 Unless the Parties otherwise agree in writing, prior to Executive's termination in accordance with this Agreement, Executive shall perform the services she is required to perform pursuant to this Agreement, reporting to the Company's principal executive offices in San Diego, California; provided, however, that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company's business.


                                       1.

2.       LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

         2.1 During her employment by the Company, Executive shall devote her full energies, interest, abilities and productive time to the proper and efficient performance of her duties under this Agreement. The foregoing shall not preclude Executive from engaging in civic, charitable or religious activities which will not present any direct conflict of interest with the Company or affect the performance of Executive's duties hereunder.

         2.2 During her employment by the Company, Executive shall not engage in competition with the Company, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products which are in the same field of use or which otherwise directly compete with the products or proposed products or methods of the Company.

         2.3 Ownership by Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 2.

3.       COMPENSATION OF EXECUTIVE.

         3.1 The Company shall pay Executive a base salary of One Hundred and Fifty-five Thousand Dollars ($155,000.00) per year ("Base Salary"), payable in regular periodic payments in accordance with Company policy. Such salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year. Executive's Base Salary shall be subject to annual review and thereafter Executive shall be entitled to such increase in Base Salary as the Board may determine from time to time.

         3.2 All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

         3.3 Executive shall, in the discretion of the Board and in accordance with Company policy, be entitled to participate in benefits under any employee benefit plan or arrangement made available by the Company now or in the future to its executives and key management employees, including four weeks of paid time off.

         3.4 The Board shall, in its sole discretion, award to Executive an annual bonus of up to twenty-five percent (25%) of Executive's Base Salary upon Executive's completion of specific measurable goals as mutually agreed upon by the Board and Executive within a reasonable period of time following the Effective Date and thereafter within ninety (90) days of the commencement of each fiscal year.

         3.5 Subject to approval of the Board of Directors, Executive will be entitled to purchase 148,000 shares of the Company's Common Stock (the "Shares") under the Company's 1998 Equity Incentive Plan (the "Plan"), at a price per share equal to the fair market value of the Company's Common Stock on the date of purchase. The Shares will vest over a four-year


                                       2.

period (with any unvested Shares subject to a repurchase option in favor of the Company), with twenty-five (25%) percent of such Shares vesting as of the first anniversary of the Effective Date, and the remainder of the Shares vesting monthly thereafter, such that all of the Shares will be fully vested as of the fourth anniversary of the Effective Date.

         3.6 Executive shall be entitled to receive reimbursement of all reasonable travel and other business expenses incurred by Executive in performing Company services, including expenses related to travel, parking and business meetings. Such expenses shall be accounted for in accordance with the policies and procedures established by the Company.

4. TERMINATION BY COMPANY. Executive's employment with the Company may be terminated by the Company under the following conditions:

         4.1 TERMINATION ON DEATH OR DISABILITY. This Agreement shall terminate without notice upon Executive's death or upon Executive's Major Disability (as defined in Section 4.1.1) for a period of 120 consecutive days, or for 180 days in the aggregate in any 365-day period.

                  4.1.1 The term "Major Disability" as used in this Agreement shall mean the inability of Executive to properly perform the essential functions of Executive's position by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board and approved by the Executive, which approval shall not be unreasonably withheld, determines to have incapacitated Executive from properly performing such essential functions. Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Major Disability for purposes of this Agreement.

         4.2 TERMINATION FOR CAUSE. The Company may terminate Executive's employment under this Agreement for cause ("Cause") by delivery of written notice to Executive specifying the cause or causes relied upon for such termination. Any notice of termination given pursuant to this Section 4.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 11 below.

         Grounds for the Company to terminate Executive under this Agreement for Cause shall be limited to the occurrence of any of the following events:

                  4.2.1 The willful failure, neglect or refusal by Executive to perform her duties pursuant to Section 1.3 or Section 2.1, which failure is not remedied within a reasonable period of time after written notice from the Company.

                  4.2.2 Executive's engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company or which violates any provision of Section 8 of this Agreement;

                  4.2.3 Executive's commission of any fraud against the Company or use or appropriation for her personal use or benefit of any material properties or funds of the Company not authorized by the Board to be so used or appropriated; or Executive's conviction of any crime involving dishonesty or moral turpitude.


                                       3.

                  4.2.4 Conduct by the Executive which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve in Executive's position.

         4.3 TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment without cause ("Without Cause") upon delivery of written notice to the Executive at any time, which shall specify the effective date of termination at any time. Any notice of termination given pursuant to this
Section 4.3 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month on which such notice is delivered or deemed deliverable as provided in Section 11 below.

5.       VOLUNTARY TERMINATION BY EXECUTIVE.

         5.1 Executive may terminate her employment voluntarily by giving the Company ninety (90) days advance notice in writing, at which time the provisions of Section 6.2 shall apply; provided, however, that the provisions of
Section 6.3 shall apply if Executive voluntarily terminates her employment as a result of Constructive Termination (as defined in Section 7.3 hereof).

6.       COMPENSATION UPON TERMINATION.

         6.1      DEATH OR DISABILITY.

                  6.1.1 BY DEATH. Upon termination of Executive's employment in the event of death, the Company shall pay to Executive's beneficiaries or her estate, as the case may be, any Accrued Compensation. In addition, Executive's beneficiaries or her estate, as the case may be, shall be entitled to the accelerated vesting of one-half of all Shares or stock options held by Executive which are unvested as of the date of Executive's death. The Company shall thereafter have no further obligations to Executive under this Agreement. The term "Accrued Compensation" as used in this Agreement shall mean, to the date of the termination of Executive's employment with the Company, any accrued Base Salary, any bonus compensation to the extent earned, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with her duties hereunder.

                  6.1.2 BY DISABILITY. Upon termination of Executive's employment in the event of Major Disability, the Company shall pay to Executive all Accrued Compensation, and shall continue to pay to Executive her Base Salary until the earlier of (i) ninety (90) days following termination or (ii) the date on which Executive is entitled to receive disability insurance payments under the disability insurance policy maintained by the Company. The Company shall thereafter have no further obligations to Executive under this Agreement.

         6.2 FOR CAUSE OR VOLUNTARY TERMINATION BY EXECUTIVE. If Executive's employment shall be terminated by the Company for Cause or voluntarily by Executive, the Company shall pay Executive her Accrued Compensation and the Company shall thereafter have no further obligations to Executive under this Agreement.


                                       4.

         6.3 WITHOUT CAUSE OR CONSTRUCTIVE TERMINATION. If Executive's employment shall be terminated by the Company Without Cause or as a result of Constructive Termination (as defined in Section 7.3 hereof) then upon Executive's furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit A), Executive shall be entitled to the following: (i) continuation of Executive's base salary for six months from the date of termination with such base salary continuation to be at the rate of Executive's then current base salary in effect as of the date of termination, subject to standard deductions and withholdings, (ii) in the event the Shares or any stock options held by Executive have not yet vested in their entirety, the vesting of the Shares or options shall be accelerated such that the number of Shares or options vested shall equal the number of Shares or options that would have vested if the Executive had remained an employee for an additional six months, (iii) continuation of Executive's (and if applicable, Executive's dependents') participation in any group health insurance plan or plans maintained by the Company for six months from the date of termination under COBRA, (iv) if employment terminates during the second half of the Company's fiscal year, a lump-sum payment equal to a pro rata portion of the Executive's actual annual cash bonus for the preceding year, based on the number of completed months of Executive's employment in the year of termination, subject to standard deductions and withholdings, and (v) all Accrued Compensation.

         6.4 NO MITIGATION. Executive shall not be required to mitigate the amount of any payment contemplated by this Section 6 (whether by seeking new employment or in any other manner).

7.       CHANGE IN CONTROL.

         7.1 A "Change in Control" of the Company shall be deemed to have occurred if and when:

                           (a)      The Company is merged, or consolidated, or
reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting equities of the Company immediately prior to such transactions;

                           (b)      The Company sells all or substantially all
of its assets to any other corporation or other legal person and thereafter, less than 50% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

                           (c)      There is a report filed after the date of
this Agreement on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 50% or more of the combined voting power of the then-outstanding voting securities of the Company;


                                       5.

                           (d)      The Company shall file a report with the
Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-X thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                           (e)      During any period of two consecutive years,
individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election to the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period.

         7.2 If within eighteen (18) months following the occurrence of a Change in Control Executive is terminated Without Cause or a Constructive Termination (as defined in Section 7.3 hereof) occurs, then upon Executive's furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit A), Executive shall receive the following:
(i) a lump sum payment equal to Executive's base salary for six months at the rate of Executive's then current base salary in effect as of the date of termination, subject to standard deductions and withholdings, (ii) accelerated vesting of any unvested Shares or stock options held by Executive, (iii) continuation of Executive's (and if applicable, Executive's dependents') participation in any group health insurance plan or plans maintained by the Company for six months from the date of termination under COBRA, (iv) if employment terminates during the second half of the Company's fiscal year, a lump-sum payment equal to a pro rata portion of the Executive's actual annual cash bonus for the preceding year, based on the number of completed months of Executive's employment in the year of termination, subject to standard deductions and withholdings, and (v) all Accrued Compensation.

         7.3 For the purposes of this Agreement, a "Constructive Termination" shall be deemed to have occurred upon any of the following events without Executive's written consent:

                           (a)      the assignment to Executive of any duties or
responsibilities which result in any material diminution or adverse change of Executive's position, status or circumstances of employment; or any removal of Executive from or any failure to re-elect Executive to any of such positions, except in connection with termination of her employment for death, disability, retirement, fraud misappropriation, embezzlement (or any other occurrence which constitutes Cause, as defined in Section 4.2 herein) or any other voluntary termination of employment by Executive;

                           (b)      a selective reduction by the Company in
Executive's annual Base Salary by greater than five percent (5%);

                           (c)      a relocation of Executive, or the Company's
principal executive offices if Executive's principal office is at such offices, to a location more than forty (40) miles from the location at which Executive is then performing her duties, except for an opportunity to relocate which is accepted by Executive in writing;


                                       6.

                           (d)      any material breach by the Company of any
provisions of this Agreement; or

                           (e)      any failure by the Company to obtain the
assumption of this Agreement by any successor or assigns of the Company.

         7.4 NO MITIGATION. Executive shall not be required to mitigate the amount of any payment contemplated by this Section 7 (whether by seeking new employment or in any other manner).

         7.5      CERTAIN REDUCTIONS IN PAYMENTS.

                  7.5.1 In the event that any payment received or to be received by Executive pursuant to this Agreement ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this
Section 7.5.1 subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, subject to the provisions of Section 7.5.2 hereof, such Payment shall be reduced to the largest amount which Executive, in her discretion, determines would result in no portion of the Payment being subject to the Excise Tax. The determination by Executive of any required reduction pursuant to this Section 7.5.1 shall be conclusive and binding upon the Company. The Company shall reduce a Payment in accordance with this Section 7.5.1 only upon written notice by Executive indicating the amount of such reduction, if any. If the Internal Revenue Service (the "IRS") determines that a Payment is subject to the Excise Tax, then Section 7.5.2 hereof shall apply, and the enforcement of Section 7.5.2 shall be the exclusive remedy to the Company for a failure by Executive to reduce the Payment so that no portion thereof is subject to the Excise Tax.

                  7.5.2    If, notwithstanding any reduction described in
Section 7.5.1 hereof (or in the absence of any such reduction), the IRS determines that Executive is liable for the Excise Tax as a result of the receipt of a Payment, then Executive shall be obligated to pay back to the Company, within 30 days after final IRS determination, an amount of the Payment equal to the "Repayment Amount." The Repayment Amount with respect to a Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that Executive's net proceeds with respect to any Payment (after taking into account the payment of the Excise Tax imposed on such Payment) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to a Payment shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on such Payment. If the Excise Tax is not eliminated pursuant to this Section 7.5.2, Executive shall pay the Excise Tax.

8.       CONFIDENTIAL INFORMATION; NONSOLICITATION.

         8.1 Executive recognizes that her employment with the Company will involve contact with information of substantial value to the Company, which is not old and generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, methods, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information relating to the business, products, practices and techniques of the


                                       7.

Company (hereinafter referred to as "Confidential Information"). Executive will at all times regard and preserve as confidential such Confidential Information obtained by Executive from whatever source and will not, either during her employment with the Company or thereafter, publish or disclose any part of such Confidential Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company. As a condition of this Agreement, Executive agrees to execute and be bound by the Employee Proprietary Information and Inventions Agreement, attached hereto as Exhibit B.

         8.2 While employed by the Company and for one (1) year thereafter, Executive agrees that, in order to protect the Company's confidential and proprietary information from unauthorized use, Executive will not, either directly or through others, solicit or attempt to solicit (i) any employee, consultant or independent contractor of the Company to terminate her or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or (ii) the business of any customer, vendor or distributor of the Company which, at the time of termination or one (1) year immediately prior thereto, was listed on the Company's customer, vendor or distributor list.

9. SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

10. ASSIGNMENT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

11. NOTICES. All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:                 Elitra Pharmaceuticals
                                            3510 Dunhill Street, Suite A
                                            San Diego, California 92121

         With a copy to:                    Frederick T. Muto, Esq.
                                            Cooley Godward LLP
                                            4365 Executive Drive, Suite 1100
                                            San Diego, California 92121


                                       8.

         If to Executive:                   Alana B. Wheeler
                                            405 9th Street
                                            Del mar, CA 92014

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

12. CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of California, without regard to the conflict of laws provision thereof.

13. INTEGRATION. This Agreement contains the complete, final and exclusive agreement of the Parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties.

14. AMENDMENT. This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

15. WAIVER. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier in claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

16. SEVERABILITY. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

17. INTERPRETATION; CONSTRUCTION. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has been encouraged, and has consulted with, her own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

18. REPRESENTATIONS AND WARRANTIES. Executive represents and warrants that, to the best of Executive's knowledge, he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that her execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.

19. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.


                                       9.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                         THE COMPANY:

                                         ELITRA PHARMACEUTICALS



                                         By:  /s/ Harry Hixson
                                              ----------------------------------
                                              Harry Hixson, Ph.D.
                                              Chief Executive Officer


                                         EXECUTIVE:



                                              /s/ Alana B. Wheeler
                                         ---------------------------------------
                                              Alana B. Wheeler

                                              7/12/99


                                      10.

                                    EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

         In exchange for payment to me of amounts pursuant to Section 6.3 or
Section 7.2 (and for the other benefits provided therein) of my Employment Agreement (the "Agreement"), to which this form is attached, I hereby furnish Elitra Pharmaceuticals (the "Company") with the following release and waiver.

         I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation (other than the obligations under Section 6.3 of the Agreement).

         I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

         I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

Date:
      ------------------                  --------------------------------------
                                          Alana B. Wheeler

                                    EXHIBIT B

            EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                             ELITRA PHARMACEUTICALS

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


                  In consideration of my employment or continued employment by ELITRA PHARMACEUTICALS (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

                  1.       NONDISCLOSURE

         1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

         1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

         1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.       ASSIGNMENT OF INVENTIONS.

         2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

         2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company


                                       3.

are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on EXHIBIT B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in EXHIBIT B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on EXHIBIT B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

         2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

         2.4 NONASSIGNABLE INVENTIONS. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "SECTION 2870"). I have reviewed the notification on EXHIBIT A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

         2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

         2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

         2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

         2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the


                                       4.

termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.      GENERAL PROVISIONS.

         10.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

         10.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement


                                       5.

shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         10.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

         10.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         10.7 ADVICE OF COUNSEL. I acknowledge that, in executing this Agreement, I have had the opportunity to seek the advice of independent legal counsel, and I have read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

         10.8 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely: December 1, 1997.


        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.

Dated:  5/6/00
        -----------

/s/ Alana B. Wheeler
--------------------------------------------
(SIGNATURE)

Alana  B. Wheeler
--------------------------------------------
(PRINTED NAME)


ACCEPTED AND AGREED TO:

ELITRA PHARMACEUTICALS


By: Kara Mc Dermott
   -----------------------------------------
Title: HR Consultant
      --------------------------------------
 3510 Dunhill St
--------------------------------------------
(Address)
 San Diego CA 92121
--------------------------------------------

Dated: 5/10/00
      --------------------------------------


                                       6.

                                    EXHIBIT A

                         LIMITED EXCLUSION NOTIFICATION


         THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

                  1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

                  2. Result from any work performed by you for the Company.

         To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

         This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

         I ACKNOWLEDGE RECEIPT of a copy of this notification.

                               By: /s/ Alana B. Wheeler
                                  ----------------------------------------------
                                         ALANA B. WHEELER

                               Date: August 28, 2000
                                    --------------------------------------------
WITNESSED BY:

--------------------------------------------
(PRINTED NAME OF REPRESENTATIVE)


                                      A-1.

                                    EXHIBIT B

TO:            ELITRA PHARMACEUTICALS

FROM:          ALANA B. WHEELER

               /s/ Alana B. Wheeler
               --------------------

DATE:

SUBJECT:       PREVIOUS INVENTIONS

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by RajyaBiotics (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

        /X/    No inventions or improvements.

        / /    See below:

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

/ /     Additional sheets attached.

         2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

         INVENTION OR IMPROVEMENT   PARTY(IES)        RELATIONSHIP

1.
         ------------------------   ---------------   --------------------------
2.
         ------------------------   ---------------   --------------------------
3.
         ------------------------   ---------------   --------------------------

/ /     Additional sheets attached.